Exhibit 99

            Viad Corp Announces Resignation of Kimbra A. Fracalossi,
             President and CEO of Its Exhibitgroup/Giltspur Division


     PHOENIX--(BUSINESS WIRE)--March 31, 2006--Viad Corp (NYSE:VVI) today announced that Kim Fracalossi has resigned as president and chief executive officer of its Exhibitgroup/Giltspur division to pursue other interests. Fracalossi has agreed to continue working with the company in a consulting role to ensure a smooth transition to new leadership for Exhibitgroup. Until a new president and chief executive officer of Exhibitgroup is named, the senior management team of Exhibitgroup will report to Paul B. Dykstra, chief operating officer of Viad Corp.
     "I went to Exhibitgroup/Giltspur to turn the business around and this has been accomplished," said Fracalossi. "Exhibitgroup/Giltspur's improved performance in the back half of 2005 reinforces my belief that the company now has the infrastructure in place to profitably grow the business while maintaining its strong cost discipline."
     Robert H. Bohannon, chairman, president and chief executive officer of Viad said, "When Kim assumed the role of president and CEO of Exhibitgroup in June 2002, she was charged with leading a major business restructuring effort. Kim has done a terrific job of rationalizing the cost structure and improving the processes of Exhibitgroup to transform it into a much stronger and more efficient organization. We thank Kim for her leadership during a very important and challenging phase at Exhibitgroup and wish her well in her future endeavors."
     Dykstra added, "Kim has certainly been instrumental in repositioning Exhibitgroup for success. The company now has an efficient infrastructure, great processes and a strong management team. The company has tremendous potential. I look forward to working more closely with the Exhibitgroup team to ensure a smooth and successful transition to new leadership and to ensure that we reach our potential."
     Viad is an S&P SmallCap 600 company. Major subsidiaries include GES Exposition Services, Inc. of Las Vegas, Exhibitgroup/Giltspur of Chicago, Brewster Transport Company Limited of Banff, Alberta, Canada, and Glacier Park, Inc. of Phoenix. For more information, visit the company's Web site at www.viad.com.

     Forward-Looking Statements

     As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995" Viad cautions that, in addition to historical information contained herein, this presentation includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, or expectations or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, restructuring plans (including timing and realization of cost savings), and market risk. Actual results could differ materially from those projected in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for convention and event services, existing and new competition, industry alliances, consolidation, and growth patterns within the industries in which Viad competes and any deterioration in the economy may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including global health concerns, further terrorist activities or war, could affect the forward-looking statements.
     Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.


     CONTACT: Viad Corp, Phoenix
              Carrie Long, 602-207-2681 (Investor Relations) clong@viad.com